SIXTH AMENDMENT TO                 EXHIBIT 4.20
                       AMENDED AND RESTATED CREDIT AGREEMENT



      SIXTH AMENDMENT (the "Amendment"), dated as of August 16, 1994, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corpor-ation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), CHEMICAL BANK, individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                               W I T N E S S E T H :


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amend-ment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993 and the Fifth Amendment dated as of February 23, 1994 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein provided;


          NOW THEREFORE, it is agreed:


          1. On the Sixth Amendment Effective Date (as defined below), Section 4.04(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section:

          "(b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent promptly after the Sixth Amendment Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit A hereto (any such certificate, a "Section 4.04(b)(ii) Certificate") and
     (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note; provided, however, that any Bank which has previously delivered such forms which would otherwise satisfy the requirements of this sentence shall hereafter be deemed to have complied with the requirements of this sentence. In addition, each Bank agrees that from time to time after the Sixth Amendment Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in
     Section 4.04(a) (x) any Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company and Administrative Agent U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) no Borrower shall be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if such Bank has not provided to the Company and the Administrative Agent the Internal Revenue Service Forms required to be provided to the Company and the Administrative Agent pursuant to this Section 4.04(b) or to the extent that such Forms do not establish a complete exemption from withholding of such taxes."

          2. On the Sixth Amendment Effective Date, Section 13.04(b) of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof the following new proviso:

     "and, provided further, that no such transfer or assignment by a Specified Bank will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.04(d) hereof."

          3. On the Sixth Amendment Effective Date, Section 13.04(d) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

     "With respect to any Specified Bank, the Administrative Agent shall maintain the Register, solely for purposes of this Section 13.04(d), as an agent of each Borrower. The transfer of the Commitments and Loans of any Specified Bank and the rights to the principal of, and interest on, any Loans or any Loans made pursuant to such Commitments shall not be effective until such transfer is recorded in the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer by a Specified Bank of all or part of its Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 13.04(b). Coincident with the delivery by a Specified Bank of such Assignment and Acceptance to the Administrative Agent for acceptance and registration of an assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Specified Bank shall surrender the Registered Note evidencing such Loan, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the assigning or transferor Specified Bank and/or the new Bank. The Administrative Agent shall indemnify and defend the Borrowers for and against any and all actions, claims, costs and damages which arise from or out of the agency relationship established by this
     Section 13.04(d) other than any actions, claims, costs and damages which result primarily from the gross negligence or willful misconduct of the Borrowers. Subject to Section 11.02, neither the Administrative Agent nor the Borrower shall be liable in any respect to the Banks in connection with the maintenance of the transfer and registration system pursuant to this Section 13.04(d)."

          4. On the Sixth Amendment Effective Date Section 13.04(e) of the Credit Agreement is hereby amended by inserting at the end thereof the following:

          "Each Bank that has executed and delivered the Sixth Amendment and that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) and that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof in respect of payment of Obligations due to such Bank if the Obligations were in registered form for U.S. Federal income tax purposes may request the Company (through the Administrative Agent), and the Company thereby agrees, upon such Bank's satisfaction of the requirements of Sections 4.04(b), to record such Obligations in the Register and exchange any Notes evidencing such Obligations for Notes in registered form ("Registered Notes") for U.S. Federal income tax purposes (which form shall be in substantially the form of Exhibit B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9, B-10, or B-11, as the case may be, except that such Registered Notes shall be made payable to such Bank or its registered assigns). Registered Notes shall be deemed to be and shall be Notes for all purposes of the Credit Agreement and the other Credit Documents. Any Bank that makes a request pursuant to the second immediately preceding sentence and receives Registered Notes in exchange for its Notes, together with any subsequent transferee or assignee of such Bank, is hereinafter called a "Specified Bank." Registered Notes may not be exchanged for Notes that are not in registered form."

          5. On the Sixth Amendment Effective Date, Section 10 of the Credit Agreement is hereby amended by inserting therein the following new defined terms in the appropriate alphabetical order:

          "Registered Notes" shall have the meaning provided in Section
     13.04(e).

          "Sixth Amendment Effective Date" shall have the meaning provided in the Sixth Amendment to the Credit Agreement dated as of August 16, 1994."

          "Specified Bank" shall have the meaning provided in Section
     13.04(e).

          6. On the Sixth Amendment Effective Date, Exhibit G to the Credit Agreement is hereby amended by adding immediately following Section 7 thereof the following new Section 8:

          "8. Notwithstanding anything to the contrary contained herein, this Assignment and Acceptance Agreement shall not be effective until the assignment effected hereby is recorded by the Administrative Agent on the Register pursuant to Section 13.04(d) of the Credit Agreement. By its execution and delivery hereof, the Assignee hereby expressly agrees to the terms of the Sixth Amendment to the Credit Agreement."

          7. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Sixth Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in
Section 7.10(b) of the Credit Agreement.

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      11. This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent.

      12. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 THE INTERLAKE CORPORATION



                                 By________________________
                                   Title:


                                 SUBSIDIARY BORROWERS


                                 ACME STRAPPING INC.



                                 By________________________
                                   Title:


                                 DEXION (AUSTRALIA) PTY. LTD.
                                 A.C.N. 000 083 956



                                 By________________________
                                   Title:


                                 S.A. DEXION-REDIRACK N.V.



                                 By________________________
                                   Title:


                                 DEXION INTERNATIONAL LIMITED



                                 By________________________
                                   Title:


                                 PRECIS (935) LTD.



                                 By________________________
                                   Title:

                                 DEXION GmbH



                                 By________________________
                                   Title:


                                 TWICEBONUS LIMITED



                                 By________________________
                                   Title:


                                 THE INTERLAKE CORPORATION
                                 EMPLOYEE STOCK OWNERSHIP
                                 TRUST, acting by and through
                                 the LASALLE NATIONAL TRUST,
                                 N.A. (successor to LaSalle
                                 National Bank), not in its
                                 individual or corporate
                                 capacity (except for the
                                 representations and warranties
                                 contained in Section
                                 6.01(b)(y) of the Credit
                                 Agreement) but solely in its
                                 capacity as ESOP Trustee



                                 By_________________________
                                   Title:


                                 BANKS

                                 CHEMICAL BANK
                                 Individually, and as
                                   Administrative Agent



                                 By________________________
                                   Title:


                                 THE FIRST NATIONAL BANK
                                   OF CHICAGO
                                 Individually, and as Co-Agent



                                 By_________________________
                                   Title:

                                 MITSUI TRUST & BANKING CO.,
                                   LTD.



                                 By_________________________
                                   Title:

                                 NATIONAL BANK OF CANADA



                                 By_________________________
                                   Title:



                                 By_________________________
                                   Title:


                                 NATIONAL WESTMINSTER BANK PLC



                                 By_________________________
                                   Title:


                                 BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION, suc-

                                 cessor by merger to Security
                                 Pacific National Bank



                                 By________________________
                                   Title:


                                 CONTINENTAL BANK N.A.



                                 By________________________
                                   Title:


                                 THE FUJI BANK LIMITED



                                 By_______________________
                                   Title:

                                 MELLON BANK N.A.



                                 By_______________________
                                   Title:

                                 THE NIPPON CREDIT BANK, LTD.



                                 By_______________________
                                   Title:


                                 THE BANK OF NOVA SCOTIA



                                 By_______________________
                                   Title:


                                 AMERICAN SAVINGS OF FLORIDA,
                                 F.S.B.



                                 By_______________________
                                   Title:


                                 UNION BANK OF FINLAND/
                                   CAYMAN ISLAND BRANCH



                                 By_______________________
                                   Title:


                                 BANK OF YOKOHAMA



                                 By_______________________
                                   Title:


                                 GIROCREDIT BANK



                                 By_______________________
                                   Title:



                                 By_______________________
                                   Title:

                                 EATON VANCE PRIME RATE
                                   RESERVES



                                 By______________________
                                   Title:


                                 LEHMAN COMMERCIAL PAPER INC.



                                 By_______________________
                                   Title:


                                 RESTRUCTURED OBLIGATIONS
                                 BACKED BY SENIOR ASSETS, B.V.



                                 By_______________________
                                   Title:

                                 Chancellor Senior Secured
                                 Management, Inc. as Portfolio
                                 Advisor


                                 PEARL STREET L.P.



                                 By_______________________
                                   Title:


   ACCEPTED AND CONSENTED TO:


   INTERLAKE DRC LIMITED



   By________________________
     Title:


   DEXION GROUP PLC



   By________________________
     Title:

                                                            EXHIBIT A




                   Section 4.04(b)(ii) Certificate


          Reference is hereby made to the Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 (the "Credit Agreement"), among THE INTERLAKE CORPORATION, a Delaware corporation, each Subsidiary Borrower (as defined in the Credit Agreement), The Interlake Corporation Employee Stock Ownership Trust, acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust, CHEMICAL BANK, individually and as Administrative Agent, THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent, and the financial institutions party to the Credit Agreement and listed on the signature pages thereto (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the under-

   signed hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                              [NAME OF BANK]


                              By:________________________
                                 Name:
                                 Title: